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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements Nos. 333-139435, 333-146141 and 333-146192 on Form S-8 of our report dated March 30, 2009, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement 109), appearing in this Annual Report on Form 10-K of Netlist, Inc. for the year ended January 3, 2009.

/s/ KMJ CORBIN & COMPANY LLP
Costa Mesa, California
March 30, 2009

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  EXHIBIT 23